                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Selas Corporation of America
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               [GRAPHIC OMITTED]

                          SELAS CORPORATION OF AMERICA
                               2034 Limekiln Pike

                           Dresher, Pennsylvania 19025


                                                                 March 17, 2000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 18, 2000


     The annual meeting of shareholders of Selas Corporation of America (the "Corporation") will be held at the Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania, 19034, on Tuesday, April 18, 2000, at 2:00 p.m. for the following purposes:

       (1) election of directors;

       (2) ratification of the appointment of KPMG LLP as the Corporation's auditors for the year ending December 31, 2000; and

       (3) transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 7, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.



                                 PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors of the Corporation. The proxy is revocable at any time prior to its use by delivery of a subsequently executed proxy or written notice of revocation to the Secretary of the Corporation. The Board of Directors has fixed the close of business on March 7, 2000, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of March 7, 2000, there were 5,125,014 common shares outstanding, each of which is entitled to one vote on all matters to be presented at the meeting. The annual report of the Corporation, including consolidated financial statements, for the year ended December 31, 1999, on which no action will be requested at the annual meeting, is included herewith. It is not to be regarded as proxy solicitation material.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members divided into three classes. On June 16, 1998, the Board of Directors elected Michael J. McKenna to the Board with a term to expire at the annual meeting of shareholders in 2001.

     The Board intends to cause Frederick L. Bissinger and Roy C. Carriker, the two directors whose terms expire at the 2000 annual meeting, to be nominated for re-election at the 2000 annual meeting, to serve until the annual meeting in 2003 and until their respective successors have been duly elected and have qualified. If either of the nominees should be unavailable on April 18, 2000, the persons named in the proxy may vote the proxies for such other person as they may choose, unless the Board of Directors reduces the number of directors to be elected.

     Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the annual meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as broker non-vote, will not constitute the casting of a vote in the election of directors.

     The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:


                                                                                Director      Term
                          Name, Age and Occupation                                Since      Expires
----------------------------------------------------------------------------   ----------   --------
John H. Austin, Jr. (71), retired President and Chief Operating Officer of       1991         2002
 Philadelphia Electric Company (now known as PECO Energy). Mr.
 Austin also served as a director of the Corporation from 1972 to 1987.

Frederick L. Bissinger (89), retired Vice Chairman of Allied Chemical            1974         2000
 Corporation (now known as Allied-Signal Corporation).

Roy C. Carriker (62), President and Chief Operating Officer of TFX Ser-          1991         2000
 matech, a Teleflex Incorporated Group.

Mark S. Gorder (53), Vice President of the Corporation, President and            1996         2001
 Chief Executive Officer of Resistance Technology, Inc., a subsidiary of the Corporation since 1993.

Michael J. McKenna (65), Vice Chairman of Crown Cork & Seal Company Inc.,        1998         2001
 and Director from 1987 to February, 2002. From 1995 to 1998, President and Chief Operating Officer and, prior to 1995, Executive Vice President and President of North American Division, of Crown Cork & Seal Company, Inc.

Stephen F. Ryan (64), Chairman of the Board of Directors of the Corpo-           1989         2001
 ration since 1998 and President and Chief Executive Officer of the Cor-
 poration since May 1988.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, on the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Corporation's auditors for 2000. KPMG LLP or predecessors have served as the Corporation's auditors for many years. The persons named in the accompanying proxy will vote to ratify the appointment of KPMG LLP as the Corporation's auditors for 2000 unless contrary instructions are received. If a majority of the votes cast on this matter are not cast in favor of ratification of this appointment, other auditors will be considered and appointed by the Board of Directors. Abstentions, or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote concerning the ratification of such appointment. A representative of KPMG LLP is expected to be present at the annual meeting of shareholders to make a statement if desired and be available to respond to appropriate questions.


                             ADDITIONAL INFORMATION


Share Ownership of Certain Beneficial Owners, Directors and Certain Officers

     The following table sets forth certain information as of March 1, 2000, concerning beneficial ownership of the Corporation's common shares by the only persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Corporation's common shares and information as of March 1, 2000, concerning such beneficial ownership of all directors and nominees, by each of the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group.



                                                                              Number of        Percent
                                 Name                                         Shares(1)        of Class
                                 ----                                         ---------        --------
Dimensional Fund Advisors, Inc. ......................................        414,500(2)         8.1%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Kennedy Capital Management, Inc. .....................................        414,950(3)         8.1%
 10829 Olive Boulevard
 St. Louis, MO 63141-7739
John H. Austin, Jr., Director ........................................          6,333(4)          *
Frederick L. Bissinger, Director .....................................         12,333(5)          *
Roy C. Carriker, Director ............................................          4,833(6)          *
Mark S. Gorder, Director and Vice President(7) .......................        321,150(8)         6.2%
Michael J. McKenna, Director .........................................          7,167(9)          *
Stephen F. Ryan, Director, Chairman, President
 and Chief Executive Officer .........................................        141,750(10)        2.7%
James C. Deuer, Vice President .......................................         70,199(11)        1.4%
Robert W. Ross, Vice President and Secretary .........................         48,150(12)         *
Christian Bailliart, Vice President(13) ..............................         25,200(14)         *
All Directors and Executive Officers as a Group (10 persons) .........        684,695(15)       12.6%

------------
* Less than 1%

 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.

 (2) The shares indicated are owned by entities for which Dimensional Fund Advisors, Inc. ("DFA"), a registered investment advisor, serves as investment manager. DFA has reported sole voting power with respect to 414,500 shares and sole investment power with respect to 414,500 shares.

 (3) Kennedy Capital Management, Inc., a registered investment advisor, has reported sole voting power with respect to 414,950 shares and sole investment power with respect to 414,950 shares.

 (4) Includes 3,333 shares which Mr. Austin has the right to acquire within 60 days through the exercise of stock options.

 (5) Includes 3,333 shares which Mr. Bissinger has the right to acquire within 60 days through the exercise of stock options.

 (6) Includes 3,333 shares which Mr. Carriker has the right to acquire within 60 days through the exercise of stock options.

 (7) Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, Minnesota 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly-owned subsidiary of the Corporation.

 (8) Includes 56,500 shares which Mr. Gorder has the right to acquire within 60 days through the exercise of stock options.

 (9) Includes 1,667 shares which Mr. McKenna has the right to acquire within 60 days through the exercise of stock options.

(10) Includes 120,750 shares which Mr. Ryan has the right to acquire within 60 days through the exercise of stock options.

(11) Includes 32,700 shares which Mr. Deuer has the right to acquire within 60 days through the exercise of stock options.

(12) Includes 47,850 shares which Mr. Ross has the right to acquire within 60 days through the exercise of stock options.

(13) Mr. Bailliart, whose business address is Parc Technologique des Barbanniers, 3/5 Place du Village, Gennevilliers Cedex, France 92632, is also Chairman of Selas S.A., a wholly-owned subsidiary of the Corporation.

(14) Includes 25,200 shares which Mr. Bailliart has the right to acquire within 60 days through the exercise of stock options.

(15) Includes 297,746 shares which directors and executive officers have the right to acquire within 60 days through the exercise of stock options.

Executive Compensation


                          Summary Compensation Table

     The following table sets forth certain information concerning compensation paid or accrued by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and its next four most highly compensated executive officers (the "Named Officers") for the years indicated.



                                                                              Long-Term
                                               Annual Compensation       Compensation Awards
                                            -------------------------   ---------------------        All Other
   Name and Principal Position      Year     Salary($)     Bonus ($)          Options(#)         Compensation(1)($)
--------------------------------   ------   -----------   -----------   ---------------------   -------------------
Stephen F. Ryan ................   1999     260,000           --                 --                     2,400
Chairman, President and            1998     231,525           --               75,000                   2,500
 Chief Executive Officer           1997     220,500         70,000               --                     2,375

Mark S. Gorder .................   1999     201,296           --                 --                     4,800
Vice President of the              1998     197,203           --               10,000                   5,000
 Corporation and President         1997     190,624         52,000               --                     4,750
 of Resistance
 Technology, Inc.

James C. Deuer .................   1999     130,371         65,285               --                     3,345
Vice President of the              1998     117,868         58,934             7,500                    3,335
 Corporation and President of      1997     112,875         50,000               --                     3,386
 Deuer Manufacturing, Inc.

Robert W. Ross .................   1999     165,000           --                 --                     2,400
Vice President, Secretary of the   1998     137,813           --               35,000                   2,067
 Corporation and President of      1997     131,250         28,000               --                     1,969
 the Heat Technology Group

Christian Bailliart(2)             1999     141,000           --                 --                     5,950(3)
Vice President of the              1998     133,261           --               7,500                    6,821(3)
 Corporation and Chairman of       1997     129,010         15,000               --                     5,900(3)
 Selas S.A.

------------
(1) Except for Mr. Bailliart, represents the Corporation's or a subsidiary's contributions to the named officer's account under Employee Savings Plans.


(2) Mr. Bailliart's salary and bonus, which were paid in French francs, have been translated into U.S. dollars for purposes of this presentation based upon the average prevailing exchange rate for the applicable year.

(3) Represents amounts paid by the Corporation or its subsidiaries to obtain insurance which provides coverage to Mr. Bailliart in the event Mr. Bailliart's employment is terminated.

Stock Option Table

     No stock options were granted to Named Officers in fiscal 1999. The following table sets forth certain information about the number of options exercised in fiscal 1999 and the number of unexercised options and the value of unexercised in-the-money options at the 1999 fiscal year end held by Named Officers.


                      Aggregated Option Exercises in 1999
                      And December 31, 1999 Option Values



                                                                 Number of Shares                Value of Unexercised
                                  Shares                     Covered by Unexercised at         In-the-Money Options at
                                 Acquired                   Options at December 31, 1999          December 31, 1999(1)
                                    on          Value     -------------------------------   ------------------------------
Name                             Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Stephen F. Ryan .............     11,000      $22,896        83,250            40,500          $16,000          $4,000
Mark S. Gorder ..............         --           --        54,500            11,000           16,000           4,000
Robert W. Ross ..............         --           --        45,850            30,400           12,800           3,200
Christian Bailliart .........         --           --        23,700             7,800            9,600           2,400
James C. Deuer ..............      3,488        5,813        31,200             7,800            9,600           2,400

------------
(1) Represents the difference between the option exercise price and the fair market value of the Corporation's common shares at December 31, 1999. In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Corporation's common shares on December 31, 1999, was $6.6875 per share.


Change-of-Control Arrangements

     Under agreements expiring December 31, 2000, with Messrs. Ryan, Gorder, Ross and Deuer, the Corporation would be required to pay two years' salary to them upon involuntary termination (defined to include a reduction in salary, change of location or adverse change in responsibilities) following a hostile change in control or hostile sale of substantial assets of the Corporation or, in the case of Mr. Gorder, Resistance Technology, Inc. or, in the case of Mr. Deuer, Deuer Manufacturing, Inc.


Retirement Plan

     Contributions to the Corporation's Retirement Plan adopted in 1986 covering certain officers and salaried employees are not reflected in the preceding executive compensation tables. The Corporation's Retirement Plan is a funded, qualified, defined benefit pension plan that provides benefits for eligible employees. The Corporation's Supplemental Retirement Plan, adopted in 1994, is a non-qualified supplemental plan that provides benefits that would otherwise be denied to eligible employees by reason of certain Internal Revenue Code limitations on qualified plan benefits. In the case of Messrs. Ryan and Ross, the Supplemental Retirement Plan provides an additional benefit such that the aggregate annual benefit payable as a single life annuity under the Plan is equal to 40% of the average of the employee's base salary for the three years prior to retirement. Assuming no annual salary increases and continued service until normal retirement, the total annual benefit payable as a life annuity to Mr. Ryan would be $98,448, and to Mr. Ross would be $66,000.


Resistance Technology, Inc.

     Mr. Gorder is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership ("Arden") that owns and leases to RTI under a lease entered into October, 1991, and amended and restated effective November 1, 1996, one of RTI's manufacturing facilities. In connection with the RTI acquisition, Arden executed an agreement with RTI to extend the term of such lease from November 1, 1996 to October 31, 2003, and to grant RTI two successive renewal term options of five years each. Under the extension agreement, the base monthly rent during each extension term is to be tied to the fair rental value at the commencement of the applicable extension term. Under the current lease, RTI pays Arden a base monthly rent of approximately $27,500.

     Notwithstanding any incorporation of future filings, including proxy statements, by reference contained in any of the Corporation's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Compensation Committee Report and the Performance Graph on page 9 shall not be incorporated into any such filings. Such report and graph are not to be deemed filed with the Securities and Exchange Commission and are not to be regarded as proxy solicitation material.

Compensation Committee Report

     The Corporation's compensation program for officers which is administered by the Compensation Committee of the Board of Directors, is designed to align a significant portion of officer compensation with the Corporation's business objectives and performance. The Compensation Committee consists of two outside directors, none of whom has ever been an employee of the Corporation or any of its subsidiaries.

     The Corporation's officer compensation program consists of base salary, potential annual cash incentive compensation and long-term incentive compensation in the form of stock options. Officers are also covered under medical, life insurance, pension and savings plans generally available to employees of the Corporation or the business unit managed by the officer.

     Through the use of data on comparable companies and its evaluation of officers' performance, the Compensation Committee's objective is to recommend to the Board of Directors the setting of total base salary and potential incentive compensation for Mr. Ryan, the Corporation's Chief Executive Officer, and other officers at levels designed to achieve the Corporation's objectives of attracting, retaining, motivating and rewarding talented executives. The Committee's philosophy is that a significant portion of the total potential compensation of the Chief Executive Officer and other senior executives should be leveraged to be dependent upon the degree of the Corporation's or a business unit's financial success in a particular year.

     In 1999, the Committee recommended to the Board of Directors and the Board of Directors approved an incentive compensation program for 1999 that applied financial performance measures and, in certain cases, management performance objectives tailored to the nature of the particular business unit and the desired contribution of that unit to the overall financial results of the Corporation. In most instances, a significant portion of the potential 1999 incentive compensation for the Corporation's executive officers under this program was dependent upon an improvement of 1999 net income of the relevant business unit over the corresponding net income for 1998. In all cases, incentive compensation was substantially dependent upon the achievement of financial performance targets relating to a particular business unit or to the Corporation on a consolidated basis. The bonus compensation paid to Mr. Deuer for 1999 was based upon the financial performance of the Deuer Manufacturing business unit.

     The Corporation's stock option plan is its long-term incentive plan for officers and key employees. The stock option plan is designed further to align the interests of the Corporation's executives and its shareholders by creating a direct link between long-term executive compensation and long-term increases in shareholder values. Since all options are granted at fair market value at the time of grant, there is no built-in profit and thus the value of the option is tied solely and directly to increases in value of the Corporation's common shares. Stock options are granted to the Corporation's officers from time to time as deemed appropriate by the Committee based on various factors, including particularly the executive's ability to influence the Corporation's long-term growth and profitability.

     The Compensation Committee periodically reviews the base compensation of the Corporation's officers. In December, 1999, the Committee recommended to the Board of Directors and the Board of Directors approved the engagement of a compensation consultant to assist the Committee in this review for the year 2000. The consultant's report indicated that the base salaries of certain officers of the Corporation were somewhat below base salaries for persons with similar positions in other companies that the Committee judged were comparable to the Corporation. In February, 2000, based on various factors, including the Committee's review of the consultant's report, the Committee recommended Mr. Ryan's base annual rate of compensation for 2000 be adjusted (effective January 1, 2000) to $285,000.

                                                THE COMPENSATION COMMITTEE
                                                  Roy C. Carriker, Chairman
                                                  Michael J. McKenna

Performance Graph

     The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each such year, for the Corporation's common shares, the Standard & Poor's 500 Index and the American Stock Exchange Market Value Index. The graph assumes that the value of the investment in each of the three was $100 at December 31, 1994 and that all dividends were reinvested.



      400 |------------------------------------------------------------------|
          |                                                                  |
          |                                                           *      |
      350 |------------------------------------------------------------------|
          |                                                                  |
          |                                                                  |
 D    300 |------------------------------------------------------------------|
          |                                                *                 |
 O        |                                                                  |
      250 |------------------------------------------------------------------|
 L        |                                     *                            |
          |                                                           &      |
 L    200 |------------------------------------------------------------------|
          |                          #                                       |
 A        |                          *          &          &                 |
      150 |-------------------------------------#----------------------------|
 R        |               *          &                     #                 |
          |               &                                           #      |
 S    100 |#*&------------#--------------------------------------------------|
          |                                                                  |
          |                                                                  |
       50 |------------------------------------------------------------------|
          |                                                                  |
          |                                                                  |
        0  ------------------------------------------------------------------

             1994       1995       1996       1997       1998       1999
             Base
             Year

         #   $100       $101       $181       $155       $135       $112
         *    100        138        169        225        290        352
         &    100        126        134        158        159        202



Board and Committee Matters

     The Corporation's Board of Directors met seven times in 1999. Directors who are not officers of the Corporation receive an annual retainer of $20,000 plus $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day. Under the Corporation's Non-Employee Directors Stock Option Plan adopted in 1998, directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 common shares of the Corporation upon their initial election or appointment to the Board of Directors. Messrs. Austin, Bissinger and Carriker received a one-time grant of an option to acquire 5,000 common shares under the Plan the day following its adoption in 1998 and Mr. McKenna received a one-time grant of an option under the Plan upon his appointment to the Board of Directors in June, 1998.

     The Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee.

     The Audit Committee, consisting of Mr. Austin, Chairman, and Mr. Bissinger, met two times in 1999. The Audit Committee receives information from the outside auditors and from management of the Corporation relating to the Corporation's financial statements and considers recommendations of the auditors and financial management as to audit and accounting matters.

     The Compensation Committee, consisting of Mr. Carriker, Chairman, and Mr. McKenna, met two times during 1999. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation's Amended and Restated 1994 Stock Option Plan and the Non-Employee Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

     Based on the Corporation's review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal 1999 were made on a timely basis.

Shareholder Proposals

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Corporation's proxy statement. Any shareholder desiring to have such a proposal included in the Corporation's proxy statement of the Annual Meeting to be held in 2001 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Corporation's executive offices not later than November 17, 2000.

Other Matters

     The management of the Corporation knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.

     The cost of printing and mailing this notice and soliciting proxies will be borne by the Corporation. Employees of the Corporation may solicit proxies by personal interview, mail, telephone and other methods. The Corporation has retained the Altman Group to assist in the solicitation of proxies at an estimated cost of $3,000 plus expenses. The Corporation will request brokerage houses and other nominees to forward soliciting material to the beneficial owners of the shares held of record by such persons. The Corporation will reimburse them for their expenses in doing so.

                                                    Robert W. Ross
                                                    Secretary

                          SELAS CORPORATION OF AMERICA
                           DRESHER, PENNSYLVANIA 19025

          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned, revoking all prior proxies, hereby appoints STEPHEN F. RYAN and ROBERT W. ROSS, and either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of Selas Corporation of America held of record by the undersigned on March 7, 2000, at the annual meeting of shareholders to be held on April 18, 2000, or any adjournment thereof.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.

                          (continued on reverse side)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this example. |X|

1. ELECTION OF DIRECTORS. The nominees for election are Frederick L. Bissinger and Roy C. Carriker.

FOR all nominees           Withhold Authority    To withhold authority to vote for any
listed above (except       to vote for all       individual nominee, write that
as marked to the           nominees listed       nominee's name in the space provided
contrary at the right)     above.                below.

| |                        | |                   -------------------------------------


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE AUDITORS OF THE CORPORATION.

                 FOR          AGAINST           ABSTAIN

                 | |            | |               | |


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE CORPORATION'S PROXY STATEMENT AND FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.


---------------------------------------

---------------------------------------
                Signature


Your signature should appear exactly as your name appears in the space to the left. For joint accounts, any co-owner may sign. When signing in a fiduciary or representative capacity, please give your full title as such.


Date ___________________________ , 2000


--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^